UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

CASTELLUM, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a–101) per Item 1 of this Schedule and Exchange Act Rules 14c–5(g) and 0–11

(ii)

3 Bethesda Metro Center, Suite 700
Bethesda, Maryland 20814

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS
AND INFORMATION STATEMENT

February 27, 2024

Dear Shareholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, with a par value of $0.0001 per share (the “Common Stock”) of Castellum, Inc., a Nevada corporation (the “Company”), as of the close of business on the record date, February 12, 2024 (the “Record Date”). The purpose of this Information Statement is to notify our shareholders that on February 6, 2024, the Company received a written consent in lieu of a meeting (the “Board Consent”) from the members of the board of directors of the Company (the “Board”) and a written consent (“Audit Committee Consent”) of the members of the audit committee of the Company (the “Audit Committee”). On February 12, 2024, the Company received a written consent in lieu of a meeting from the holders of above 50.58% of the voting stock (the “Consenting Shareholders”) of the Company (the “Shareholder Consent”, and together with the Board Consent and Audit Committee Approval, the “Written Consents”).

On January 22, 2024, the Company engaged Maxim Group LLC (“Maxim”) pursuant to the terms of an engagement letter (the “Engagement Letter”) as its exclusive sole placement agent on a “reasonable best efforts basis” in connection with a registered direct public offering of the Company’s Common Stock and certain other securities convertible into or exchangeable or exercisable into Common Stock (the “Securities” and the “Offering”) as a shelf takedown pursuant to the Registration Statement on Form S-3 filed on December 1, 2023 (File No. 333-275840)  and declared effective on December 12, 2023 (the “Registration Statement”). In connection with the Offering, the Company entered into a securities purchase agreement (“Securities Purchase Agreement” or “SPA”), pre-funded common stock purchase warrant (the “Pre-Funded Warrant Agreement”), and common stock purchase warrant (the “Warrant Agreement”) pursuant to which the Company issued to the investor (the “Purchaser”) the Securities.

Pursuant to the terms of the Warrant Agreement, the Purchaser is entitled to purchase 8,437,501 shares of Common Stock (“Warrant Shares”) at an exercise price of $0.35 per share which is exercisable for a period of five years, but not until after the effectiveness of the approval of the issuance of the underlying shares by the Company’s shareholders.
The Written Consents approved the issuance of the shares underlying the Warrant Agreement.

You are urged to read this Information Statement in its entirety for a description of the actions taken by the Consenting Shareholders of the Company. The actions will become effective on a date that is not earlier than twenty (20) calendar days after this Information Statement is first mailed to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the Consenting Shareholders. Because the Consenting Shareholders have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting your proxy, and proxies are not requested from shareholders.

This Information Statement is being mailed on or about February 27, 2024 to shareholders of record on the Record Date.

(i)

Sincerely,

/s/ Mark C. Fuller Mark C. Fuller Chief Executive Officer

(ii)

3 Bethesda Metro Center, Suite 700
Bethesda, Maryland 20814

PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, with a par value of $0.0001 per share (the “Common Stock”) of Castellum, Inc., a Nevada corporation (the “Company”), as of the close of business on the record date, February 12, 2024 (the “Record Date”). The purpose of this Information Statement is to notify our shareholders that on February 6, 2024, the Company received a written consent in lieu of a meeting (the “Board Consent”) from the members of the board of directors of the Company (the “Board”) and a written consent (“Audit Committee Consent”) of the members of the audit committee of the Company (the “Audit Committee”). On February 12, 2024, the Company received a written consent in lieu of a meeting from the holders of above 50.58% of the voting stock (the “Consenting Shareholders”) of the Company (the “Shareholder Consent”, and together with the Board Consent and Audit Committee Approval, the “Written Consents”).
On January 22, 2024, the Company engaged Maxim Group LLC (“Maxim”) pursuant to the terms of an engagement letter (the “Engagement Letter”) as its exclusive sole placement agent on a “reasonable best efforts basis” in connection with a registered direct public offering of the Company’s Common Stock and certain other securities convertible into or exchangeable or exercisable into Common Stock (the “Securities” and the “Offering”) as a shelf takedown pursuant to the Registration Statement. In connection with the Offering, the Company entered into a securities purchase agreement (“Securities Purchase Agreement” or “SPA”), pre-funded common stock purchase warrant (the “Pre-Funded Warrant Agreement”), and common stock purchase warrant (the “Warrant Agreement”) pursuant to which the Company issued to the investor (the “Purchaser”) the Securities.

Pursuant to the terms of the Warrant Agreement, the Purchaser is entitled to purchase 8,437,501 shares of Common Stock at an exercise price of $0.35 per share which is exercisable for a period of five years, but not until after the effectiveness of the approval by the Company’s shareholders.
The Written Consents approved the issuance of the shares underlying the Warrant Agreement.

The actions will become effective on a date that is not earlier than twenty (20) calendar days after this Information Statement is first mailed to our shareholders.

Because the Consenting Shareholders have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these actions, and proxies are not requested from shareholders.

In accordance with our bylaws, our Board has fixed the close of business on February 12, 2024 as the record date for determining the shareholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about February 27, 2024 to shareholders of record on the Record Date.

Under Nevada law, shareholders have no appraisal or dissenters’ rights in connection with the matters described in this Information Statement and we will not independently provide our shareholders with any such right.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to authorize the Board to issue the shares underlying the Warrant Agreement requires the affirmative vote of the holders of a majority of the voting power of the Company. In accordance with the Company’s bylaws, the Board has fixed February 12, 2024, as the Record Date for determining the shareholders entitled to vote or give written consent.

As of the Record Date, there were (i) 53,029,915 shares of Common Stock outstanding, with each share of Common Stock entitled to one vote, (ii) 5,875,000 shares of Series A Preferred Stock outstanding, (iii) 0 shares of Series B Preferred Stock outstanding, and (iv) 770,000 shares of Series C Preferred Stock outstanding. The holders of Preferred Stock vote on an as converted basis, with holders of Series A Preferred Stock receiving 0.10 votes per share and the holders of Series C Preferred Stock receiving 0.625 votes per share of Common Stock for every one share of converted Preferred Stock. On February 12, 2024, by delivery of the Shareholder Consent, the Consenting Shareholders approved the issue of the Warrant Agreement, by providing written consents as to 7,563,659 votes of Common Stock, 9,410,713 votes of Common Stock, 5,243,967 votes of Common Stock, 4,555,614 votes of Common Stock and 587,500 votes of Series A preferred Stock respectively, representing an aggregate of 27,361,453 votes, or approximately 50.58% of the voting capital of the Company. Accordingly, the majority of votes necessary to authorize the issue of the shares underlying the Warrant Agreement was received.

No other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from shareholders.

Under Section 78.320 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of the voting power allocated to our voting shares may be substituted for an annual or special meeting of the stockholders, provided that such written consent sets forth the action so taken and is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon were present and voted. This Information is first being mailed on or about February 27, 2024, to our Shareholders and is being delivered to inform you of the corporate action described herein. On February 6, 2024, the Board and the Audit Committee, and on February 12, 2024, the Consenting Shareholders executed and delivered to the Company their respective Written Consents. Accordingly, in compliance with the Nevada Revised Statutes, at least a majority of the total voting stock of the Company have approved the issue of the Warrant Agreement. As a result, no vote or proxy is required by the shareholders to approve the adoption of such actions.

Additionally, as required by the NYSE American LLC rules, the exchange on which the Company’s Common Stock is traded, the issue of the shares underlying the Warrant Agreement was approved by the Audit Committee.

This Information Statement is being furnished to all holders of the Company’s Common Stock and Preferred Stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing shareholders of these corporate actions before they take effect. In accordance with Exchange Act Rule 14c-2, the Shareholder Consent will become effective no sooner than 20 calendar days following the mailing of this Information Statement.

CONSENTING STOCKHOLDERS

On February 6, 2024, the Company received a written consent in lieu of a meeting (the “Board Consent”) from the members of the board of directors of the Company (the “Board”) and a written consent (“Audit Committee Consent”) of the members of the audit committee of the Company (the “Audit Committee”). On February 12, 2024, the Company received a written consent in lieu of a meeting from the holders of above 50.58% of the voting stock (the “Consenting Shareholders”) of the Company (the “Shareholder Consent”, and together with the Board Consent and Audit Committee Approval, the “Written Consents”).

On February 12, 2024, the Consenting Shareholders who collectively own 50.58% of the voting stock, consented in writing to the issue of the shares underlying the Warrant Agreement. As of February 12, 2023 the Company had 54,098,665 shares available to vote.

The Consenting Shareholders	Shareholder Holdings	Percentage Ownership
Jay Wright	9,410,713	17.40%
Mark Fuller	7,563,659	13.98%
The Fornier Ekobo Trust	5,143,114	9.51%
Armistice Capital Master Fund Ltd.	5,243,967	9.69%

WARRANT AGREEMENT

General

On January 25, 2024, the Company entered into a securities purchase agreement (“Securities Purchase Agreement” or “SPA”) to purchase Common Stock, a pre-funded common stock purchase warrant (the “Pre-Funded Warrant Agreement”), and a warrant (the “Warrant Agreement”) to purchase a fixed number of Common Stock.

Pursuant to the terms of the Warrant Agreement, the Purchaser is entitled to purchase 8,437,501 shares of Common Stock (“Warrant Shares”) at an exercise price of $0.35 per share which is exercisable for a period of five years, but not until after the effectiveness of the approval of the issuance of the shares underlying the Warrant Agreement by the Company’s shareholders. Capitalized words and phrases not otherwise defined herein have the meanings assigned thereto in the SPA.

Warrant Terms

Pursuant to the Warrant Agreement, the investor (the “Holder”) is entitled, upon the terms and subject to the limitations set forth in the Warrant Agreement, at any time on or after the date Shareholder Approval is obtained (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (EST) on the fifth anniversary of the date Shareholder Approval is obtained (the “Termination Date”) to subscribe for and purchase from the Company, up to 8,437,501 shares (“Warrant Shares”) of Common Stock at a per share exercise price of $0.35.

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Warrant Shares by the Holder, then the Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise.”

If the Company fails to transmit to the Holder the Warrant Shares by the delivery date set forth in the Warrant Agreement (the “Warrant Share Delivery Date”), then the Holder will have the right to rescind such exercise.

Shareholder Approval

Pursuant to the terms of the Warrant Agreement, the Company shall obtain the written consent, in lieu of a meeting of its stockholders, to seek approval for the issuance of all of the Warrant Shares. Until such Shareholder Approval, the Company may not issue any shares of Common Stock upon exercise of the Warrant.

Accordingly, the Board of Directors has solicited the Shareholder Approval to comply with the terms of the Warrant Agreement.

No Appraisal Rights

Under the Nevada Revised Statutes, our shareholders are not entitled to dissenter’s rights of appraisal with respect to the issue of the Warrant Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of February 12, 2024, the number of shares of Common Stock and Preferred Stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock or Series C Stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of our Common Stock and Series C Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Castellum, Inc., 3 Bethesda Metro Center, Suite 700, Bethesda, Maryland 20814.

The percentages below are calculated based on 53,029,915 shares of common stock, 5,875,000 shares of Series A Preferred Stock, and 770,000 shares of Series C Preferred Stock issued and outstanding as of February 12, 2024, plus any options, warrants, or other securities convertible into Common Stock within sixty days pursuant to Section 13(d)(3) of the Exchange Act held by the individual listed.

	Shares Beneficially Owned		Shares Beneficially Owned		Shares Beneficially Owned		% of Total Voting Power
	Common Stock		Series A Preferred Stock		Series C Preferred Stock
Name of Beneficial Owner	Number	%	Number	%	Number	%
Named Executive Officers and Directors:
Mark S. Alarie	112,920	*	—	—	—	—	*
David T. Bell (1)	1,179,724	2.18%	—	—	—	—	2.13%
John F. Campbell (2)	201,537	*	—	—	—	—	*
Bernard S. Champoux (3)	129,537	*	—	—	—	—	*
Patricia Frost (4)	137,920	*	—	—	—	—	*
Mark C. Fuller (5)	9,911,524	17.93%	—	—	—	—	17.59%
Glen R. Ives (6)	1,052,348	1.95%	—	—	220,000	28.57%	1.92%
Emil Kaunitz (7)	2,062,356	3.88%	—	—	100,000	12.98%	3.81%
C. Thomas McMillen (8)	161,974	*	—	—	—	—
Jay O. Wright (9)	11,659,578	21.09%	—	—	—	—	20.69%
Named executive officers and directors as a group (10 persons)	26,610,418	44.44%	—	—	330,000	41.55%	43.81%
5% Stockholders:
Jean and Nathalie Ekobo (10)	6,556,875	12.23%	5,875,000	100.00%	—	—	12.12%
Laurie Buckhout (11)	12,360,971	18.91%	—	—	—	—	18.60%
Armistice Capital Master Fund Ltd. (12)	6,389,002	9.89%	—	—	—	—	9.74%

(1)Shares owned include (i) 14,724 shares of common stock over which Mr. Bell has sole dispositive and voting power, (ii) 500,000 warrants that are exercisable into 500,000 shares of common stock over which Mr. Bell has sole dispositive and voting power, and (iii) 2,160,000 stock options that are exercisable into 2,160,000 shares of common stock, of which 1,240,000 are vested and 920,000 vest over time over which Mr. Bell has sole dispositive and voting power.
(2)Shares owned include (i) 126,537 shares of common stock over which Mr. Campbell has sole dispositive and voting power and (ii) 75,000 stock options that are exercisable into 75,000 shares of common stock over which Mr. Campbell has sole dispositive and voting power.
(3)Shares owned include (i) 104,537 shares of common stock over which Mr. Champoux has sole dispositive and voting power and (ii) 25,000 stock options that are exercisable into 25,000 shares of common stock over which Mr. Champoux has sole dispositive and voting power.

(4)Shares owned include (i) 62,920 shares of common stock over which Ms. Frost has sole dispositive and voting power and (ii) 75,000 stock options that are exercisable into 75,000 shares of common stock over which Ms. Frost has sole dispositive and voting power.
(5)Mr. Fuller may be deemed to be the beneficial owner of 9,911,524 shares of common stock, which total is comprised of (i) 7,547,519 shares of common stock held by The Mark Chappelle Fuller Revocable Trust, Mark Fuller, TTEE, of which Mr. Fuller is the trustee and over which he has sole dispositive and voting power, (ii) 50,000 shares of common stock held by Janice Lynn Dudley Revocable Trust, Janice Lynn Dudley, TTEE, of which Ms. Dudley is the trustee and over which Ms. Dudley has sole dispositive and voting power, (iii) 25,000 shares of common stock held by Katherine Fuller over which Ms. Fuller has sole dispositive and voting power, (iv) 25,000 shares of common stock held by Michael Fuller over which Michael Fuller has sole dispositive and voting power, and (v) 2,248,865 warrants that are exercisable into 2,248,865 shares of the Company’s common stock over which Mr. Fuller has sole dispositive and voting power.
(6)Shares owned include (i) 187,616 shares of common stock over which Mr. Ives has sole dispositive and voting power, (ii) 220,000 shares of Series C preferred stock which is convertible into 137,500 shares of common stock over which Mr. Ives has sole dispositive and voting power, and (iii) 2,400,000 stock options that are exercisable into 2,400,000 shares of common stock, of which 1,276,339 are vested and 1,123,661 which vest over time or subject to meeting certain performance measures over which Mr. Ives has sole dispositive and voting power.

(7)Shares owned include (i) 1,999,856 shares of common stock over which Mr. Kaunitz has sole dispositive and voting power and (ii) 100,000 shares of Series C preferred stock which is convertible into 62,500 shares of common stock over which Mr. Kaunitz has sole dispositive and voting power.
(8)Shares owned include (i) 80,987 shares of common stock over which Mr. McMillen has sole dispositive and voting power and (ii) 80,987 stock options that are exercisable into 80,987 shares of common stock over which Mr. McMillen has sole dispositive and voting power.
(9)Shares owned include (i) 9,407,913 shares of common stock over which Mr. Wright has sole dispositive and voting power, (ii) 1,400 shares of common stock owned by Corinne Wright over which Mr. Wright has shared dispositive and voting power, (iii) 1,400 shares of common stock owned by Theodore Wright over which Mr. Wright has shared dispositive and voting power, (iv) and 2,248,865 warrants that are exercisable into 2,248,865 shares of common stock over which Mr. Wright has sole dispositive and voting power. Mr. Wright may be deemed to be the beneficial owner of 11,659,578 shares of the Company's common stock.
(10) Mr. and Mrs. Ekobo stock ownership includes a combination of family-related shareholdings made up of the Company’s common stock and Series A preferred stock. The following share ownership reflects the shares of common stock held by each family member: (i) Jean Machetel Ekobo Embessee, 108,261, (ii) Jean Machetel Ekobo Embesse and Nathalie Fournier Ekobo Ttee, 4,555,614, (iii) Nathalie Fournier Ekobo, 669,805, (iv) LePrince Pierre Ekobo, 118,862, (v) Rachel Koum Ekobo, 52,500, (vi) Rachel Embesse Ekobo, 100,000, (vii) Ndedi Ekobo, 50,000, (viii) Jean Fournier, 50,000, (ix) Jean-Michelle Edouard Fornier, 28,000, and (x) Marlyse Fournier, 235,834 . The Fornier Ekobo Revocable Family Trust is the holder of 5,875,000 shares of the Company’s Series A preferred stock which is convertible into 587,500 shares of the Company’s common stock. Mr. and Mrs. Ekobo have shared voting and dispositive power and may be deemed the beneficial owners of 6,556,875 shares of the Company’s common stock.
(11)Shares owned include 16,290 shares of common stock over which Mrs. Buckhout has sole dispositive and voting power. Mrs. Buckhout is the sole trustee of the BCR Trust, which is the holder of the BCR Trust Note which is convertible into 12,344,681 shares of common stock, over which she has sole voting and dispositive power. Mrs. Buckhout may be deemed the beneficial owner of 12,360,971 shares of the Company's common stock.

(12)Based upon information provided by Armistice Capital Master Fund Ltd. ("Armistice"), Armistice is the beneficial owner of 5,357,488 shares of common stock, 3,080,013 pre-funded warrants to purchase 3,080,013 shares of common stock, and 8,437,501 warrants to purchase 8,437,501 shares of common stock. Armistice has a limitation on the amount of its beneficial ownership in the securities purchase agreement with the Company pursuant to which Armistice will not exercise its pre-funded warrants or warrants if, following such exercise, Armistice would own more than 9.9% of the Company's issued and outstanding shares of common stock. Armistice may be the beneficial owner of 6,389,002 shares of common stock. The address for Armistice is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

INTEREST OF CERTAIN PERSONS IN FAVOR OF OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

Except in their capacity as shareholders (which interest does not differ from that of the other holders of Company’s Common Stock), none of our officers, directors, or any of their respective affiliates or associates will have any interest in the issue of the Warrant Agreement. Armistice Capital Master Fund Ltd. as the holder of the Warrant Agreement is an interested party in the transaction. Given that interest, the Company obtained approval of the Audit Committee for the issuance of the shares underlying the Warrant Agreement to comply with the NYSE American LLC rules, which was obtained on February 6, 2024.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 17, 2023;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 filed with the SEC on May 15, 2023, August 14, 2023, and November 14, 2023; and

3.	Our Current Reports on Form 8-K, filed with the SEC on January 19, 2023, January 19, 2023, January 24, 2023, February 16, 2023, March 1, 2023, March 20, 2023, March 28, 2023, April 6, 2023, April 26, 2023, May 12, 2023, May 25, 2023, May 26, 2023, May 30, 2023, June 14, 2023, June 27, 2023, June 30, 2023, July 31, 2023, August 29, 2023, October 20, 2023, October 31, 2023, November 27, 2023, January 29, 2024, and January 30, 2024.

WHERE YOU CAN FIND MORE INFORMATION

You may read reports, proxy and information statements and other information, including those filed by us, at http://www.sec.gov. You may access the SEC filings and obtain other information about us through our website, which is https://castellumus.com/. The information contained on the website is not incorporated by reference in, or in any way part of, this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, within one business day of receipt of such request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests should be directed to Castellum, Inc. c/o David T. Bell at the below address or telephone number.

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (a) your name, (b) your shared address, and (c) the address to which the Company should direct the additional copy of this Information Statement, to Castellum, Inc. c/o David T. Bell at the below address or telephone number. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made in the same manner by mail or telephone to the Company’s principal executive offices.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations, and releases) representing our expectations or beliefs regarding us. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Castellum, Inc.
3 Bethesda Metro Center, Suite 700
Bethesda, MD 20814
(301) 961-4895

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board,

/s/ Mark C. Fuller
Mark C. Fuller Chief Executive Officer